Exhibit 11 - Computation of Earnings Per Share


                                               3 MONTHS ENDED                6 MONTHS ENDED
                                                  JUNE 30,                       JUNE 30,
Primary:                                    1996            1995            1996            1995
                                         ----------      ----------      ----------      ----------
Weighted average shares outstanding       4,501,408       4,339,844       4,426,840       4,339,844
Net effect of dilutive stock
   options - based on the
   treasury stock method using
   average market price                     213,596         101,469         242,840          78,466
                                         ----------      ----------      ----------      ----------
Totals                                    4,715,004       4,441,313       4,669,680       4,418,309

Net Income                               $  358,793      $  258,245      $  642,674      $  475,970
                                         ----------      ----------      ----------      ----------
Net Income Per Share                     $      .08      $     0.06      $     0.14      $     0.11
                                         ==========      ==========      ==========      ==========


Fully Diluted:
Weighted average shares outstanding       4,501,408       4,339,844       4,426,840       4,339,844
Net effect of dilutive stock
   options - based on the
   treasury stock method using
   the higher of the average
   or the closing price                     229,693         149,564         255,202         109,095
                                         ----------      ----------      ----------      ----------
Totals                                    4,731,101       4,489,408       4,682,042       4,448,939

Net Income                               $  358,793      $  258,245      $  642,674      $  475,970
                                         ----------      ----------      ----------      ----------
Net Income Per Share                     $      .08      $     0.06      $     0.14      $     0.11
                                         ----------      ----------      ----------      ----------



All shares outstanding have been restated to give effect to the 5-for-4 stock splits declared during September 1995 and June 1996.